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                                                                    EXHIBIT 23.1

                       INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and
Stockholders of iGo Corporation
Reno, Nevada

We consent to the use in this Amendment No. 1 to Registration Statement 333-84723 of iGo Corporation (the "Company") on Form S-1 of our report dated July 16, 1999 (August 30, 1999 as to paragraphs 3, 4, 5, 7 and 8 of Note 10 and September 10, 1999 as to paragraph 6 of Note 10), appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Reno, Nevada

September 20, 1999